                                   EXHIBIT 5

            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                               February 23, 2001

Active Power, Inc.
11525 Stonehollow Dr., Suite 110
Austin, TX 78758

Re:  Active Power, Inc.- Registration Statement on Form S-8 for an Aggregate
     -----------------------------------------------------------------------
     Offering of 976,080 Shares
     --------------------------

Dear Ladies and Gentlemen:

          We have acted as counsel to Active Power, Inc., a Delaware Corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 976,080 shares of Common Stock, which consists of (i) 780,864 shares of Common Stock under the Company's 2000 Stock Incentive Plan (the "Incentive Plan"), and (ii) 195,216 shares of Common Stock under the Company's 2000 Employee Stock Purchase Plan (the "Purchase Plan"). All of such additional shares are collectively referred to herein as the "Shares".

          This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Incentive Plan and the Purchase Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Incentive Plan and in accordance with the Registration Statement, or in accordance with the stock purchase agreements under the Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan, the Purchase Plan, or the Shares.


                                            Very truly yours,


                                          /s/ BROBECK, PHLEGER & HARRISON LLP